Exhibit 99.1

Nov. 15, 2021

Duke Energy enters into cooperation agreement with Elliott Investment Management

Two new independent directors to join Duke Energy Board

CHARLOTTE, N.C. – Duke Energy (NYSE:DUK) today announced that it has entered into a cooperation agreement with Elliott Investment Management L.P. (together with its affiliates, collectively “Elliott”) after several months of constructive dialogue. The agreement provides for the appointment of two new independent directors to Duke Energy’s board of directors and is consistent with Duke’s focus on enhancing shareholder value.

Idalene (Idie) Kesner, 63, Dean of Indiana University’s Kelley School of Business, an executive with strong leadership experience and a deep background in corporate strategy, governance and business strategy, has been appointed to Duke Energy’s board as a new independent director.

In addition, as part of its continuing board refreshment process, the company will begin a search for an additional independent board member, mutually agreeable to Duke Energy and Elliott, to be appointed no later than March 31, 2022. Elliott has agreed to customary standstill, voting and other provisions for a period of one year. The full agreement between Duke Energy and Elliott will be filed on a Form 8-K with the SEC.

“We are pleased to have reached this constructive agreement with Elliott and delighted to welcome Idie Kesner to the Duke Energy board,” said Lynn Good, Duke Energy chair, president and chief executive officer. “Idie brings a wealth of strategic experience to the company as we advance our clean energy transformation. Her appointment is consistent with our longstanding tradition of strong corporate governance and timely board refreshment that keep Duke Energy moving forward.”

“We remain enthusiastic about the strong long-term growth opportunities in each of Duke's unique utility franchises, which operate across attractive jurisdictions. We support today's appointment to the Board, which brings new Indiana perspectives to Duke. We look forward to the appointment of another new director in early 2022, as well as continued dialogue with the Board and management team to help the Company drive value for shareholders and all stakeholders,” said Jesse Cohn and Jeff Rosenbaum of Elliott.

Kesner has served as dean for Indiana University’s Kelley School of Business since 2013. She joined the Kelley School faculty in 1995, coming from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Kesner has also served as a consultant on strategic issues for many national and international firms. Her research has focused primarily on the areas of corporate boards of directors and corporate governance.

Duke Energy also announced that Michael Browning, 75, who has served as Duke Energy’s independent lead director since 2016, will retire from the board at the end of his current one-year term, consistent with the board’s retirement policy.

“We deeply appreciate the many years of service that Michael has dedicated to Duke Energy and the immense contributions he made to our company,” said Good. “Michael’s leadership has distinguished him throughout his board service – bringing a keen focus on long-term strategy, financial discipline, operational excellence and board succession. We are a better company today because of Michael Browning.”

Browning joined Duke Energy’s board in 2006 after its merger with Cinergy Corp., and served on multiple committees, including the Compensation Committee and the Corporate Governance Committee, which he currently chairs.

Upon Browning’s retirement, the board of directors has elected Ted Craver, 70, to succeed Browning as the board’s independent lead director. Craver has served on Duke Energy’s board since 2017. He served as Edison International's CEO from 2008 to 2016 and held several senior-level positions at Edison International from 1996 to 2008.

Duke Energy has made significant progress over the past year, settling rate cases in North Carolina and Florida, resolving coal ash recovery issues and advancing the largest clean-energy transition in the country with a capital plan of $60-$65 billion from 2022-2026 and $65-$75 billion from 2025-2029. In this time, the company was recognized as a leader on ESG initiatives as evidenced by its top ranking for investor transparency in the utility sector; raised earnings per share growth rate guidance to 5%-7% through 2025 against a 2021 baseline; and raised $2.05 billion through the minority sale of Duke Energy Indiana, eliminating the need for equity though 2025. The company’s share price has outperformed the utility sector over this 12 month period.

J.P. Morgan Securities LLC and Centerview Partners served as Duke Energy’s financial advisors with respect to the cooperation agreement. Skadden, Arps, Slate, Meagher & Flom LLP served as Duke Energy’s legal advisor with respect to the cooperation agreement.

Idie Kesner background

Idie Kesner is the Dean and the Frank P. Popoff Chair of Strategic Management at the Indiana University Kelley School of Business, becoming the first woman to lead the School in 2013. She has led a period of dynamic growth in undergraduate and online MBA enrollments, student diversity, international expansion and fundraising. Under Kesner’s leadership, the School’s undergraduate program earned its highest position in U.S. News' 2020 rankings of eighth overall and fourth among public institutions, which also ranked the School’s online MBA program #1 that year. In 2019, Kesner was named Dean of the Year by the publication Poets & Quants, and the Kelley School’s online program was named Program of the Year in 2021.

Kesner’s research is in the areas of corporate board, chief executive succession, and corporate governance. She has published articles in numerous journals including Harvard Business Review, taught in more than 120 executive programs and served as a consultant for various national and global firms.

Kesner serves on two public company boards. She joined Berry Global’s board in 2014, where she is chairperson for Nominating & Governance. In 2018, she joined the board of Olympic Steel, serving on the company’s Nominating & Governance and Compensation committees; she is chairperson for the latter. Kesner also has an extensive record of serving non-profit organizations.

Duke Energy

Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 7.9 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 51,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,500 people.

Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities – with goals of at least a 50 percent carbon reduction by 2030 and net-zero carbon emissions by 2050. The company is a top U.S. renewable energy provider, on track to operate or purchase 16,000 megawatts of renewable energy capacity by 2025. The company also is investing in major electric grid upgrades and expanded battery storage and exploring zero-emitting power generation technologies such as hydrogen and advanced nuclear.

Duke Energy was named to Fortune’s 2021 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

Non-GAAP financial information

This release references the long-term range of annual growth of 5% - 7% through 2025 off the midpoint of the original 2021 forecasted adjusted EPS guidance range of $5.15. Forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

Cautionary language concerning forward-looking statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "outlook," "guidance," and similar expressions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These risks and uncertainties are identified and discussed in Duke Energy’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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